Exhibit 99.1

Tech tested in China aims to get kerogen from oil shale

By GARY HARMON/The Grand Junction Daily Sentinel

Thursday, December 31, 2009

An Arizona company is aiming to use technology tested on coal in China to draw kerogen from oil shale in Colorado and send fuel to markets around the globe.

The company, AuraSource Inc., also plans to build a refinery capable of processing as many as 1 million tons of oil shale a year, possibly in eastern Utah or western Colorado.

Both areas, as well as others, are under consideration, AuraSource Chief Financial Officer Eric Stoppenhagen said in a statement to The Daily Sentinel.

AuraSource is traded over the counter as ARAO, and it owns the exclusive license to use technology patented in China on low-grade coal.

“AuraSource’s ability to secure high-grade oil shale resource together with its strategic location for processing oil shale puts it in a very unique position to utilize our technology,” Cao Zhide, president of the Energy and Environmental Research Institute of Heilongjiang, said in a statement issued when the 20-year license was granted. “We look forward to a long-term cooperation between our Chinese and U.S. companies.”

AuraSource will apply to participate in the second round of leases of 160-acre research, development and demonstration tracts on shale land in western Colorado and eastern Utah.

The process uses what the company calls an “economical and highly-efficient low temperature catalytic process to convert oil shale, bitumen or low-ranking coal to oil, gas and semi-coke.”

AuraSource, which has tested its process with shale in China, uses a surface-retorting process, Stoppenhagen said.

“We enter in a catalyst to enable processing of oil shale to occur at a much lower temperature than competing technologies,” Stoppenhagen said. “The other technologies have required much higher temperatures in which the kerogen in oil shale is converted into synthetic crude oil. The higher temperatures make these other technologies more costly and less efficient.”

The conditions involved in the company’s process are proprietary, he said.

AuraSource is evaluating the environmental effects of its process, but officials believe “our technology is more environmentally friendly than any current technology in use,” Stoppenhagen said.

The company is concerned about the land use, waste disposal, water use, wastewater management, climate change, wildlife impacts, endangered flora and fauna, socioeconomic changes and air pollution, and it is working to minimize effects of the process, he said.

AuraSource has no plans to try the method on coal in the United States, but, Stoppenhagen said, “We are keeping our options open.”

About AuraSource, Inc.

AuraSource, a Nevada corporation, (“AuraSource” or the “Company”) focuses on clean energy technology development.  AuraSource developed the AuraCoal process, our patent pending technology to reduce SO2 and ash from coal pre-combustion.  AuraSource will invest in AuraCoal plants worldwide and market and distribute AuraFuel, a coal based clean industrial fuel produced by a proprietary new generation of Clean-Coal technology - AuraCoal that reduces energy costs and all but eliminates harmful emissions.

AuraSource plans to form a wholly owned foreign entity in China to acquire Hydrocarbon Clean Fuel (“HCF”) technology, to engage in research and development related to HCF technology and products based on this technology, and to license HCF technology to third parties and selling services and products derived from this technology.

We believe our HCF technology, AuraCoaltm, will be the next generation of hydrocarbon clean fuel technology. It involves grinding coal into very fine particles, mixing it with water and selected chemicals to make a slurry mixture and using a proprietary biological treatment of the coal slurry mixture to reduce heavy minerals, such as sulfur.  We believe this slurry mixture, AuraFueltm, will have sufficient fluidity to move through pipelines, process delivery piping and burner injection nozzles. Our goal is to demonstrate to power plants and similar users that our HCF technology can convert their plants to use the technology at a lower cost than any current alternative.  Given sufficient capital and development of our HCF technology, we plan to market it to plants in China and the United States with the objective of having a beta demonstration site in each country.

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